Subsidiaries of Viking Energy Group, Inc.



Viking Energy Group, Inc.
Ichor Energy Holdings, LLC (Nevada)
Ichor Energy, LLC (Nevada)
Ichor Energy (LA), LLC (Louisiana)
Ichor Energy (TX), LLC (Texas)
Elysium Energy Holdings, LLC (Nevada)
Elysium Energy, LLC (Nevada)
Elysium Energy LA, LLC (Louisiana)
Elysium Energy TX, LLC (Texas)
Viking Oil & Gas (Canada) ULC (Alberta)
Mid-Con Petroleum, LLC (Kansas)
Mid-Con Drilling, LLC (Kansas)
Mid-Con Development, LLC (Kansas)
Petrodome Energy, LLC (Texas)
Petrodome Around the Horn, LLC (Louisiana)
Petrodome Bayou Choctaw, LLC (Louisiana)
Petrodome East Creole, LLC (Louisiana)
Petrodome EC, LLC (Texas)
Petrodome Louisiana Pipeline, LLC (Louisiana)
Petrodome Napoleonville, LLC (Louisiana)
Petrodome Pintail, LLC (Louisiana)
Petrodome St. Gabriel II, LLC (Louisiana)
Petrodome Maurice, LLC (Texas)
Petrodome Pheasant Blessing, LLC (Texas)
Petrodome Rio Ranch, LLC (Texas)
Petrodome Buckeye, LLC (Texas)
Petrodome Bloomington, LLC (Texas)
Petrodome Dietzel, LLC (Texas)
Petrodome Liberty, LLC (Texas)
Petrodome Thunderbolt, LLC (Texas)
Petrodome Quail Ridge, LLC (Texas)
Petrodome Lone Star, LLC (Texas)
Petrodome Wharton, LLC (Texas)
Petrodome Operating, LLC (Texas)
Petrodome Pineville, LLC (Mississippi)
Petrodome Hamilton Ranch, LLC (Texas)
Petrodome San Patricio, LLC (Texas)